                                                                EXHIBIT 4.1(u)


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

         THIS AGREEMENT is made as of October 31, 1995, by and between Lomak Petroleum, Inc., a Delaware corporation (the "Company"), and Forum Capital Markets L.P. and Hanifen, Imhoff, Inc. (together, the "Initial Purchasers"). The Company proposes to issue and sell to the Initial Purchasers, upon the terms set forth in a purchase agreement dated concurrently herewith (the "Purchase Agreement"), up to 1,150,000 shares of its $2.03 Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "Preferred Stock"). The Preferred Stock is exchangeable at the option of the Company for up to $28,750,000 aggregate principal amount of the Company's 8.125% Convertible Subordinated Notes due 2005 (the "Notes"), and the Preferred Stock and the Notes are each convertible into Common Stock (as defined herein) as provided in the Notes and the Indenture (as defined herein). As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, for the benefit of the Initial Purchasers and the other Holders (as defined herein), as follows:

         1.      Definitions.
                 ------------

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         "ACT" means the Securities Act of 1933, as amended from time to time.

         "CLOSING DATE" has the meaning set forth in the Purchase Agreement.

         "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, or any successor class thereto, issuable upon conversion of the Preferred Stock or the Notes.

         "COMMISSION" means the Securities and Exchange Commission.

         "DAMAGES PAYMENT DATE" means March 31, June 30, September 30 and December 31 in each year.

         "EFFECTIVENESS PERIOD" has the meaning set forth in Section 2 hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

         "HOLDERS" means Persons owning Transfer Restricted Securities.

         "INDENTURE" means the Indenture, to be dated the date hereof, between the Company and Keycorp Shareholder Services, Inc. or other comparable entity selected by the Company, as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         "OPTION CLOSING DATE" has the meaning set forth in the Purchase Agreement.

         "PERSON" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "PROSPECTUS" means the prospectus included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         "RECORD HOLDER" means (i) with respect to any Damages Payment Date relating to the Preferred Stock, each Person who is a holder of Preferred Stock on the record date with respect to the record date established for purposes of determining the holders entitled to receive the dividend on the Preferred Stock due on such date (if any) or, if no such record date has been established, the day that is 15 days prior to such Damages Payment Date, (ii) with respect to any Damages Payment Date relating to the Notes, each Person who is a holder of Notes on the record date with respect to the interest payment on the Notes due on such date and (iii) with respect to any Damages Payment Date relating to the Common Stock, each Person who is a holder of Common Stock on the day that is fifteen days prior to such Damages Payment Date.

         "REGISTRATION DEFAULT" has the meaning set forth in Section 4 hereof.

         "SHELF REGISTRATION STATEMENT" has the meaning set forth in Section 2 hereof.

         "SUPPLEMENTAL REGISTRATION PAYMENT" has the meaning set forth in
Section 4 hereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         "TRANSFER RESTRICTED SECURITIES" means each share of Preferred Stock or if the Preferred Stock has been exchanged for Notes, each Note and, if such Preferred Stock or Note has been converted, each share of Common Stock issued in connection with such conversion, until (a) the date on which such Preferred Stock, Note or shares of Common Stock, as applicable, have been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (b) the date on which such Preferred Stock, Note or shares of Common Stock, as applicable, are distributed to the public pursuant to Rule 144 or any other applicable exemption under the Act without additional restriction upon public resale.

         "UNDERWRITTEN OFFERING" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2. SHELF REGISTRATION. The Company shall use its reasonable best efforts to file a registration statement with the Commission within 60 days after the Closing Date relating to the offer and sale of the Transfer Restricted Securities by Holders from time to time pursuant to Rule 415 under the Act and in accordance with the methods of distribution set forth therein, which registration statement may be substituted for by one or more subsequent registration statements each relating to the offer and sale of the Transfer Restricted Securities by Holders from time to time (as in effect from time to time, the "Shelf Registration Statement"), and the





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Company shall use its reasonable best efforts to cause such Shelf Registration
Statement to be declared effective by the Commission within 150 days after the Closing Date, provided, however, that the Company may delay such filing or effectiveness under the circumstances and during the periods described in
Section 3 hereof. In addition, the Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended for a period (the "Effectiveness Period") of not less than three years following the later of the Closing Date or any Option Closing Date or such shorter period that will terminate when all the Preferred Stock, Notes and shares of Common Stock covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

         3.      Delay Periods; Suspension of Sales.
                 -----------------------------------

         (a) If at any time prior to the expiration of the Effectiveness Period, counsel to the Company (which counsel shall be experienced in securities laws matters) has determined in good faith that the filing of the Shelf Registration Statement or the compliance by the Company with its disclosure obligations in connection with the Shelf Registration Statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, then the Company may delay the filing of the Shelf Registration Statement (if not then filed) and shall not be required to maintain the effectiveness thereof or amend or supplement the Shelf Registration Statement for a period (an "Information Delay Period") expiring upon the earlier to occur of (A) the date on which such material information is disclosed to the public or ceases to be material or the Company is able to so comply with its disclosure obligations and Commission requirements or (B) 30 days after counsel to the Company makes such good faith determination. There shall not be more than four Information Delay Periods during the Effectiveness Period, and there shall not be two Information Delay Periods during any contiguous 90 day period.

         (b) If at any time prior to the expiration of the Effectiveness Period, the Company is advised by a nationally recognized investment banking firm selected by the Company that, in such firm's written reasonable opinion addressed to the Company (a copy of which shall be delivered to each Holder of Transfer Restricted Securities registered under the Shelf Registration Statement), sales of Preferred Stock of the Company or Common Stock pursuant to the Shelf Registration Statement at such time would materially adversely affect any immediately planned underwritten public equity financing by the Company of at least $5 million, the Company shall not be required to maintain the effectiveness of the Shelf Registration Statement or amend or supplement the Shelf Registration Statement for a period (a "Transaction Delay Period") commencing on the date of pricing of such equity financing and expiring upon the earliest to occur of (i) the abandonment of such financing or (ii) 90 days after the completion of such financing. There shall not be more than two Transaction Delay Periods during the Effectiveness Period.

         (c) A Transaction Delay Period and an Information Delay Period are hereinafter collectively referred to as "Delay Periods" or a "Delay Period." The Company will give prompt written notice, in the manner prescribed by
Section 10(a) hereof, to each Holder of each Delay Period. Such notice shall be given (i) in the case of a Transaction Delay Period, 30 days in advance of the commencement of such Delay Period and (ii) in the case of an Information Delay





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Period, as soon as practicable after the circumstances giving rise thereto are identified. Such notice shall state to the extent, if any, as is practicable, an estimate of the duration of such Delay Period. Each Holder, by his acceptance of any Transfer Restricted Securities, agrees that (i) upon receipt of such notice of an Information Delay Period it will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement, (ii) upon receipt of such notice of a Transaction Delay Period it will forthwith discontinue disposition of the Common Stock pursuant to the Shelf Registration Statement and (iii) in either such case, will not deliver any prospectus forming a part of the Shelf Registration Statement in connection with any sale of Transfer Restricted Securities or Common Stock, as applicable until the expiration of such Delay Period.

         4.      SUPPLEMENTAL REGISTRATION PAYMENT.   (a)  Except as provided
in Section 4(b), if (i) the Shelf Registration Statement is not filed with the Commission within 60 days after the Closing Date, (ii) the Shelf Registration Statement has not been declared effective by the Commission within 150 days after the Closing Date (the "Effectiveness Target Date"), or (iii) at any time prior to the third anniversary of the later of the Closing Date or any Option Closing Date, the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (other than as a result of the effectiveness of a successor registration statement) or fail to be useable for its intended purpose without being succeeded promptly by a post-effective amendment to the Shelf Registration Statement that cures such failure and that is itself declared effective within 75 days after the Shelf Registration Statement ceases to be effective (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay supplemental registration payments (a "Supplemental Registration Payment") to each Holder who has complied with its obligations under this Agreement. During the first 90-day period immediately following the occurrence of such Registration Default, the amount of such Supplemental Registration Payment per $1,000 principal amount of Notes and, if applicable, $.0005 per week per share of Common Stock constituting Transfer Restricted Securities registered under the Shelf Registration Statement (subject to adjustment in the event of stock splits, stock consolidations, stock dividends and the like). During each subsequent 90-day period following the occurrence of such Registration
Default, the amount of the Supplemental Registration Payment shall increase by an additional $.00125 per week per share of Preferred Stock or $.05 per week per $1,000 principal amount of Notes and $.0005 per week per share of Common Stock constituting Transfer Restricted Securities registered under the Shelf Registration Statement (subject to adjustment as set forth above); provided, however, the maximum amount of the Supplemental Registration Payment shall be $.005 per week per share of Preferred Stock or $.20 per week per $1,000 principal amount of Notes and $.0002 per week per share of Common Stock constituting Transfer Restricted Securities registered under the Shelf Registration Statement (subject to adjustment as set forth above). All accrued Supplemental Registration Payments shall be paid by the Company to Record Holders entitled thereto on the next succeeding Damages Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults, the accrual of Supplemental Registration Payments will cease, but any Supplemental Registration Payments accrued through the date of cure shall be paid to Record Holders on the next succeeding Damages Payment Date. If the Registration Defaults described in either of clauses (i) or (ii) above arose solely because the applicable Holder or Holders failed to provide the Company with certain information within 20 business days after request therefor pursuant to Section 5(m),





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Supplemental Registration Payments in respect thereof will not begin to accrue until five business days after such information has been provided to the Company.

         All of the Company's obligations set forth in the preceding paragraph which are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

         (b)     Notwithstanding the foregoing, the time periods specified in
Section 4(a) shall be tolled during the pendency of any circumstances beyond the Company's control that prevent performance by the Company of its obligations hereunder despite the Company's best efforts. Such matters include events affecting issuers generally, such as the temporary closure of federal agencies, and events directly affecting the Company, such as the Company's inability to obtain all information regarding an acquisition entity within a time period that would permit independent auditors to prepare any required audited financial information on a timely basis.

         5.      Registration Procedures.
                 ------------------------

         In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the following provisions shall apply:

         (a) The Company shall furnish to each Holder, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereto or each amendment or supplement to the Prospectus included therein, and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as any Holder reasonably may propose.

         (b)     The Company shall take such action as may be necessary so that
(i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement or amendment thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) the Shelf Registration and any amendment thereto (in either case, other than with respect to written information furnished to the Company by or on behalf of any Holder specifically for inclusion therein) does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not misleading and (C) the Prospectus and any supplement thereto (in either case, other than with respect to such information from Holders), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) The Company shall promptly advise the Holders of Transfer Restricted Securities registered under the Shelf Registration Statement (which advice pursuant to clauses (ii) - (iv) shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and, if requested by such Persons, to confirm such advice in writing;





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                 (i)  when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

                 (ii) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

                 (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and

                 (iv) of the happening of any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

         (d) If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (e) The Company shall furnish to each Holder of Transfer Restricted Securities included under the Shelf Registration Statement, without charge, at least one copy of the Shelf Registration Statement and each post-effective amendment thereto, including all financial statements and schedules, documents incorporated by reference therein and, if the Holder so requests in writing, all exhibits (including exhibits incorporated therein by reference).

         (f) The Company shall, during the Effectiveness Period, deliver to each Holder of Transfer Restricted Securities included under the Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request; and the Company consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto during the Effectiveness Period.

         (g) Prior to any public offering pursuant to the Shelf Registration Statement, the Company shall use its reasonable best efforts to register or qualify or cooperate with the Holders of Transfer Restricted Securities registered thereunder, the underwriter(s), if any, and their





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respective counsel in connection with the registration and qualification of such Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as such Holders or underwriters reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of such Transfer Restricted Securities; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

         (h) Unless any Transfer Restricted Securities shall be in book-entry form only, the Company shall cooperate with the Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold under the Shelf Registration Statement, free of any restrictive legends and in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request in connection with the sales of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

         (i) Upon the occurrence of any event contemplated by Section 5(c)(ii) - (iv), the Company shall file (and use its reasonable best efforts to have declared as soon as possible) a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities registered under the Shelf Registration Statement, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. Each Holder of Transfer Restricted Securities registered under the Shelf Registration Statement agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(c)(ii) - (iv) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder receives copies of the supplemented or amended Prospectus contemplated by this Section 5(i), or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the Company's obligations to maintain the effectiveness of the Shelf Registration Statement set forth in Section 2 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(c) hereof to and including the date when such Holder shall have received the copies of the supplemented or amended Prospectus contemplated by this Section 5(i).

         (j) The Company shall provide CUSIP numbers for all Transfer Restricted Securities registered under the Shelf Registration Statement, in the event of and at the time of any distribution thereof to Holders, not later than the effective date of the Shelf Registration Statement and provide the Trustee and the transfer agent for the Common Stock with printed





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certificates for such Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company.

         (k) The Company shall use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders or otherwise provide in accordance with
Section 11(a) of the Act, as soon as practicable after the effective date of the Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

         (l) If the Company elects to exchange the Preferred Stock for Notes, the Company shall cause the Indenture to be qualified under the TIA in a timely manner not later than the effective date of the exchange of the Preferred Stock for Notes, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA.

         (m) The Company may require each Holder of Transfer Restricted Securities to be registered under the Shelf Registration Statement to furnish to the Company such information regarding such Holder and the distribution of such Holder's securities thereunder as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement and the Company may exclude from such registration the Transfer Restricted Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

         (n) The Company shall, if requested by the Holders of Transfer Restricted Securities being sold in an Underwritten Offering or the underwriter(s) thereof, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment, if necessary, such information as such underwriters and Holders reasonably agree should be included therein and to which the Company does not reasonably object including, without limitation, information relating to the plan of distribution of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and with respect to any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

         (o) The Company shall enter into such customary agreements (including an underwriting agreement in customary form, if applicable) and take all such other appropriate actions in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration Statement, and in connection therewith, the Company shall (1) make such representations and warranties to the Holders of Transfer Restricted Securities registered thereunder and the underwriter(s), if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such underwriters and the Holders of a majority of the Transfer Restricted Securities being sold) addressed to each such Holder and





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
underwriter covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters; (3) if and to the extent permitted by Statement of Auditing Standards No. 72, obtain comfort letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters requesting the same, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings; (4) in connection with an Underwritten Offering only, set forth in full or incorporate by reference in the underwriting agreement the indemnification provisions and procedures of
Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) deliver such documents and certificates as may be reasonably requested by such Holders or underwriters to evidence compliance with Section 5(i) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this Section 5(o). The foregoing actions set forth in clauses (1), (2), (3) and (5) of this
Section 5(o) shall be performed at each closing under any underwriting or similar agreement as and to the extent required thereunder.

         (p) The Company shall make available at reasonable times for inspection by the Holders of the Transfer Restricted Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney or accountant retained by any such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with the Shelf Registration Statement subsequent to the filing thereof as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Holders or any such underwriter, attorney or accountant, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of such Holders and other parties.

         (q) The Company shall use its reasonable best efforts, subject to any applicable rules thereto, to cause all Common Stock included among the Transfer Restricted Securities to be listed on each securities exchange on which the Common Stock is listed and, if requested by the Holders of a majority of the outstanding shares of Preferred Stock of a majority in aggregate principal amount of Notes, to list the Preferred Stock or the Notes registered under the Shelf Registration Statement on a national securities exchange or the Nasdaq Stock Market.

         6.      Registration Expenses.
                 ----------------------

         (a) Except as otherwise provided in Section 8, the Company shall bear all expenses incurred in connection with the performance of or compliance with its obligations under Sections 2, 4 and 5 hereof, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery





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expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, and other persons retained by the Company (all such expenses being herein called "Registration Expenses"). Registration Expenses shall also include the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the Nasdaq Stock Market. The Company will reimburse the Holders for the reasonable fees and disbursements of one firm of attorneys chosen by the Holders of a majority of the shares of Preferred Stock or a majority in aggregate principal amount of the Notes to be sold pursuant to the Shelf Registration Statement to act as counsel therefor in connection therewith.

         (b) Each Holder will pay any discounts and commissions incurred upon the sale of securities by it under the Shelf Registration Statement.

         7.      Indemnification and Contribution.
                 ---------------------------------

         (a) In connection with any Shelf Registration Statement, the Company shall indemnify and hold harmless each Holder, its officers and directors and each Person who controls such Holder within the meaning of the Act against any and all losses, claims, damages or liabilities and expenses whatsoever as incurred, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement, or any Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified Person, as incurred, for any legal or other expense reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any case to the extent that any loss, claim, damage, liability or expense arises out of or is based upon any such untrue or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder specifically for inclusion therein and (ii) the foregoing indemnity with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus relating to the Shelf Registration Statement shall not inure to the benefit of any Holder (or any person controlling such Holder) from whom the person asserting any such loss, claim, damage or liability purchases any of the Transfer Restricted Securities that are the subject thereof if such person did not receive a copy of the final prospectus (or the final prospectus as supplemented) at or prior to the written confirmation of the sale of such Transfer Restricted Securities to such person and the untrue statement or alleged omission contained in the preliminary prospectus was corrected in the final prospectus (or the final prospectus as supplemented).

         The Company also agrees to indemnify or contribute to losses of, as provided in Section 7(d), any underwriters of Transfer Restricted Securities registered under the Shelf Registration Statement, their officers and directors and each Person, if any, who controls any such





## CT01/SCHIJ/68170.34
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
underwriter (within the meaning of the Act) on substantially the same basis as that of the indemnification of the Holders provided in this Section 7(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(o) hereof.

         (b) Each Holder shall indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company (within the meaning of the Act) against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 7(a) hereof, as incurred, resulting from any untrue or alleged untrue statement of material fact contained in the Shelf Registration Statement or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such loss, claim, damage, liability or expense relates to or arises from information relating to such Holder furnished in writing by such Holder specifically for use in the Shelf Registration Statement; provided, however, that the obligation to indemnify will be individual to each Holder and will be limited to the amount of net proceeds received by such Holder from the sale of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

         (c) Any Person entitled to indemnification hereunder shall give notice as promptly as reasonably practicable to each indemnifying party of any claim or action commenced against it in respect of which indemnity may be sought hereunder; provided, however, that failure to so notify an indemnifying party shall not relieve such indemnifying party from any obligation that it may have pursuant to this Section except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than on account of this indemnity agreement. If any such claim or action shall be brought against an indemnified party, the indemnified party shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which





## CT01/SCHIJ/68170.34
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cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition to the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement or any such action effected without its written consent, but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) If a claim by an indemnified party for indemnification under this Section 7 is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) even though the express provisions hereof provide for indemnification in such case, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions, statements or omissions that resulted in such losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any losses shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceedings.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7(d), an indemnifying party that is a Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent





## CT01/SCHIJ/68170.34
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
misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled any contribution from any person who was not guilty of such fraudulent misrepresentation.

         8. RULES 144 AND 144A. The Company shall use commercially reasonable efforts to file the reports required to be filed by it under the Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of such Holder's securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell securities without registration under the Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)).

         9. UNDERWRITTEN REGISTRATIONS. If any of the Transfer Restricted Securities included under the Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the shares of Common Stock included among such Transfer Restricted Securities (calculated as if all of the then outstanding Preferred Stock or Notes were converted into Common Stock at the time of such selection), provided, however, that such managing underwriters shall be reasonably satisfactory to the Company and the Company shall not be obligated to arrange for more than one underwritten offering during the Effectiveness Period.

         No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and
(ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements and (iii) at least 20% of the outstanding Transfer Restricted Securities are included in such underwritten offering. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders.

         10.     Miscellaneous.
                 --------------

         (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the Common Stock issued or issuable upon conversion of the Notes (calculated as if all of the then outstanding Notes were converted into Common Stock at the time of such consent). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders of Transfer Restricted Securities being sold pursuant to the Shelf Registration Statement and that does not





## CT01/SCHIJ/68170.34
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
directly or indirectly affect the rights of other Holders may be given by Holders of a majority of the shares of Common Stock included among such Transfer Restricted Securities.

         (b) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

                 (1) if to a Holder, at the address of such Holder maintained by the Registrar under the Indenture;

                 (2) if to the Initial Purchaser, at the address set forth in the Purchase Agreement;

                 (3) if to the Company, at its address set forth in the Purchase Agreement;

or to such other addresses as the recipient party has specified to the sending party by prior written notice to the sending party.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; when answered back, if faxed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

         (c) REMEDIES. In the event of a breach by the Company or by a Holder of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (d) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (e) NO INCONSISTENT AGREEMENTS. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

         (f) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of their respective heirs,





## CT01/SCHIJ/68170.34
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
executors, administrators, successors, legal representatives and assigns. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of Holders are also for the benefit of, and enforceable by, any subsequent Holder.

         (g) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

         (h) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         (i) GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                             LOMAK PETROLEUM, INC.


                             By:  _____________________________________________

                             Its:  ____________________________________________


                             Acting on behalf of themselves and as the representatives of the Holders:

                             FORUM CAPITAL MARKETS L.P.


                             By: ______________________________________________

                             Its:______________________________________________

                             HANIFEN, IMHOFF INC.


                             By: ______________________________________________

                             Its:______________________________________________





## CT01/SCHIJ/68170.34
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